Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Fourth Quarter and Full Year 2024 Results
Reports full year GAAP and adjusted earnings from continuing operations of $1.81 and $1.82 per diluted share, respectively
Generates full year operating cash flow of $588 million and net gains on lease portfolio sales of $57 million
Lease fleet utilization of 97.0% and Future Lease Rate Differential ("FLRD") of positive 24.3% at quarter-end
Delivered 17,570 railcars in the year; backlog of $2.1 billion at year-end

DALLAS, Texas – February 20, 2025 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the fourth quarter and year ended December 31, 2024.
Financial and Operational Highlights – Fourth Quarter
•Quarterly total company revenues of $629 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.38 and adjusted EPS of $0.39
•Lease fleet utilization of 97.0% and FLRD of positive 24.3% at quarter-end
•Quarterly railcar deliveries of 3,760 and new railcar orders of 1,500
Financial and Operational Highlights – Full Year
•Full year total company revenues of $3.1 billion
•Full year reported EPS of $1.81 and adjusted EPS of $1.82; $0.44 improvement in adjusted EPS year over year
•Full year cash flow from continuing operations of $588 million and net gains on lease portfolio sales of $57 million
•Full year Return on Equity ("ROE") of 13.3% and Adjusted ROE of 14.6%
2025 Guidance
•Industry deliveries of approximately 35,000 railcars
•Net fleet investment of $300 million to $400 million
•Operating and administrative capital expenditures of $45 million to $55 million
•EPS of $1.50 to $1.80
◦Excludes items outside of our core business operations
Management Commentary
“Trinity Industries’ 2024 full year adjusted EPS of $1.82 represents a 32% increase over 2023, driven by higher lease rates, significantly improved margin performance, and a higher volume of external repairs. I extend my gratitude to the Trinity team for their outstanding efforts this year,” stated Trinity’s Chief Executive Officer and President Jean Savage. “We ended the year with an Adjusted ROE of 14.6%, within our target range. Furthermore, our cash flow from operations metric, which includes net gains on lease portfolio sales, was $645 million, up 65% over 2023.”
Ms. Savage continued, “In our Railcar Leasing and Services Group, we concluded the year with a 10% year over year revenue increase. We have now repriced over half of our fleet in a higher rate environment while maintaining a favorable utilization rate. We expect these positive trends to continue, evidenced by our FLRD of 24.3%. In the Rail Products Group, the impact of improved labor and operational efficiencies is evident with a 68% full year improvement in profit despite relatively flat revenue performance.”
“At our 2024 Investor Day, we emphasized that a less volatile operating environment combined with the reduced cyclicality of our platform will optimize our returns through the cycle. In 2025, we expect industry deliveries of 35,000, approximately a 20% decrease from 2024 as uncertainty around tariffs is delaying investment decisions."
"We are introducing our full year 2025 EPS guidance of $1.50 to $1.80. This guidance range reflects continued leasing revenue improvement, consistent operating margins, lower deliveries, and a higher proportion of deliveries to our lease fleet with slightly lower gains on lease portfolio sales in support of our net fleet investment targets.” Ms. Savage concluded, “We believe that our 2025 performance will demonstrate the strength of our platform and our ability to generate strong returns and consistent margin performance.”

Consolidated Financial Summary

	Three Months Ended December 31,
	2024	2023	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$629.4	$797.9	Lower external deliveries, including sustainable railcar conversions, in the Rail Products Group
Operating profit	$112.0	$148.7
Lower gains on lease portfolio sales and higher employee-related costs, including incentive-based compensation, as well as lower external deliveries in the Rail Products Group, partially offset by improved efficiencies in the Rail Products Group

Interest expense, net	$66.9	$67.7
Net income from continuing operations attributable to Trinity Industries, Inc.	$31.9	$68.1
EBITDA (1)	$191.1	$225.2
Effective tax expense rate	14.1%	8.8%	Q4 2024 – Changes in valuation allowances Q4 2023 – State apportionment and tax law changes
Diluted EPS – GAAP	$0.38	$0.81
Diluted EPS – Adjusted (1)	$0.39	$0.82

	Year Ended December 31,
	2024	2023	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$3,079.2	$2,983.3
Higher volume of external repairs and higher lease rates in the Leasing Group and higher external deliveries, partially offset by a lower volume of sustainable railcar conversions in the Rail Products Group

Operating profit	$491.5	$417.0
Improved efficiencies and the mix of railcars sold in the Rail Products Group and higher lease rates and a higher volume of external repairs in the Leasing Group, partially offset by lower gains on lease portfolio sales and higher employee-related costs

Interest expense, net	$273.5	$265.5
Net income from continuing operations attributable to Trinity Industries, Inc.	$152.7	$119.4
EBITDA (1)	$804.1	$720.1
Effective tax expense rate	22.7%	6.0%	2023 tax rate includes benefits related to the release of residual taxes out of AOCI, state apportionment and tax law changes, and changes in valuation allowances
Diluted EPS – GAAP	$1.81	$1.43
Diluted EPS – Adjusted (1)	$1.82	$1.38
Net cash provided by operating activities – continuing operations	$588.1	$309.0	Working capital improvements and significant improvement in Rail Products Group operating margin driving higher earnings
Cash flow from operations with net gains on lease portfolio sales (1)	$645.4	$391.8
Net fleet investment	$181.2	$287.0
Returns of capital to stockholders	$114.2	$86.0
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.

Business Group Summary

	Three Months Ended December 31,
	2024	2023	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$287.1	$278.1	Higher lease rates and net additions to the lease fleet
Operating profit	$120.5	$141.0	Lower gains on lease portfolio sales and higher maintenance and compliance costs, partially offset by higher lease rates
Operating profit margin	42.0%	50.7%
Gains on lease portfolio sales	$21.1	$36.4
Fleet utilization (1)	97.0%	97.5%
FLRD (2)	+24.3%	+23.7%	Continued strength in current lease rates
Owned lease fleet (in units) (1)	109,635	109,295
Investor-owned lease fleet (in units)	34,230	33,005
Rail Products Group
Revenues	$526.3	$612.3	Lower deliveries, including sustainable railcar conversions
Operating profit	$46.3	$34.8	Improved labor and operational efficiencies, partially offset by lower deliveries
Operating profit margin	8.8%	5.7%
New railcars:
Deliveries (in units)	3,760	4,000
Orders (in units)	1,500	840
Order value	$191.9	$156.1
Backlog value	$2,145.5	$3,200.9
Sustainable railcar conversions:
Deliveries (in units)	55	520
Eliminations
Eliminations – revenues	$(184.0)	$(92.5)
Eliminations – operating profit	$(17.7)	$(1.6)
Corporate and other
Selling, engineering, and administrative expenses	$32.8	$26.6	Higher employee-related costs, including higher incentive-based compensation and costs associated with workforce reductions to improve our cost structure

	December 31, 2024	December 31, 2023
Loan-to-value ratio
Wholly-owned subsidiaries	67.6%	64.4%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.
Additional Business Items
•Total committed liquidity of $987 million as of December 31, 2024.
•In December 2024, our Board of Directors declared an increase to our quarterly dividend from $0.28 per share to $0.30 per share.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on February 20, 2025 to discuss its fourth quarter and full year results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "5284408". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "2712638" until 11:59 p.m. Eastern on February 27, 2025.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Fourth Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$629.4	$797.9	$3,079.2	$2,983.3
Operating costs:
Cost of revenues	474.4	637.0	2,411.0	2,456.2
Selling, engineering, and administrative expenses	61.6	48.6	235.7	201.9
Gains on dispositions of property:
Lease portfolio sales	21.1	36.4	57.3	82.8
Other	1.8	—	6.0	6.8
Restructuring activities, net	4.3	—	4.3	(2.2)
	517.4	649.2	2,587.7	2,566.3
Operating profit	112.0	148.7	491.5	417.0
Interest expense, net	66.9	67.7	273.5	265.5
Other, net	(2.4)	0.5	(3.8)	2.5
Income from continuing operations before income taxes	47.5	80.5	221.8	149.0
Provision (benefit) for income taxes:
Current	27.3	24.3	72.5	50.5
Deferred	(20.6)	(17.2)	(22.1)	(41.5)
	6.7	7.1	50.4	9.0
Income from continuing operations	40.8	73.4	171.4	140.0
Loss from discontinued operations, net of income taxes	(3.0)	(5.3)	(14.3)	(13.4)
Net income	37.8	68.1	157.1	126.6
Net income attributable to noncontrolling interest	8.9	5.3	18.7	20.6
Net income attributable to Trinity Industries, Inc.	$28.9	$62.8	$138.4	$106.0

Basic earnings per common share:
Income from continuing operations	$0.39	$0.83	$1.86	$1.47
Loss from discontinued operations	(0.04)	(0.06)	(0.17)	(0.16)
Basic net income attributable to Trinity Industries, Inc.	$0.35	$0.77	$1.69	$1.31
Diluted earnings per common share:
Income from continuing operations	$0.38	$0.81	$1.81	$1.43
Loss from discontinued operations	(0.04)	(0.06)	(0.17)	(0.16)
Diluted net income attributable to Trinity Industries, Inc.	$0.34	$0.75	$1.64	$1.27
Weighted average number of shares outstanding:
Basic	81.9	81.6	81.9	81.2
Diluted	84.5	83.5	84.2	83.4
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$228.2	$105.7
Receivables, net of allowance	379.1	363.5
Income tax receivable	2.4	5.2
Inventories	476.2	684.3
Restricted cash	146.2	129.4
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	5,948.1	5,931.8
Partially-owned subsidiaries	1,416.0	1,473.2
Deferred profit on railcar products sold	(732.5)	(750.2)
Operating and administrative assets	356.5	350.0
	6,988.1	7,004.8
Goodwill	221.5	221.5
Other assets	390.5	392.1
Total assets	$8,832.2	$8,906.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$251.7	$305.3
Accrued liabilities	353.0	302.3
Debt:
Recourse	597.8	794.6
Non-recourse:
Wholly-owned subsidiaries	4,021.3	3,819.2
Partially-owned subsidiaries	1,071.8	1,140.4
	5,690.9	5,754.2
Deferred income taxes	1,075.6	1,103.5
Other liabilities	153.8	165.7
Stockholders' equity:
Trinity Industries, Inc.	1,058.9	1,037.1
Noncontrolling interest	248.3	238.4
	1,307.2	1,275.5
Total liabilities and stockholders' equity	$8,832.2	$8,906.5

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Year Ended December 31,
	2024	2023
Operating activities:
Net cash provided by operating activities – continuing operations	$588.1	$309.0
Net cash used in operating activities – discontinued operations	(14.3)	(13.4)
Net cash provided by operating activities	573.8	295.6

Investing activities:
Capital expenditures – lease fleet	(541.9)	(668.8)
Proceeds from lease portfolio sales	360.7	381.8
Capital expenditures – operating and administrative	(53.8)	(41.3)
Acquisitions, net of cash acquired	—	(62.2)
Other investing activities	20.4	27.5
Net cash used in investing activities	(214.6)	(363.0)

Financing activities:
Net proceeds from (repayments of) debt	(80.1)	133.8
Shares repurchased	(20.7)	—
Dividends paid to common shareholders	(93.2)	(86.0)
Other financing activities	(25.9)	(39.6)
Net cash provided by (used in) financing activities	(219.9)	8.2
Net increase (decrease) in cash, cash equivalents, and restricted cash	139.3	(59.2)
Cash, cash equivalents, and restricted cash at beginning of period	235.1	294.3
Cash, cash equivalents, and restricted cash at end of period	$374.4	$235.1

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; interest expense, net; and certain other transactions or events (as applicable), described in the footnotes to the tables below. These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31, 2024
	GAAP	Gains on dispositions of property – other (1)	Restructuring activities, net	Adjusted
Operating profit	$112.0	$(2.7)	$4.3	$113.6

Income from continuing operations before income taxes	$47.5	$(2.7)	$4.3	$49.1

Provision (benefit) for income taxes	$6.7	$(0.6)	$0.9	$7.0

Income from continuing operations	$40.8	$(2.1)	$3.4	$42.1

Net income from continuing operations attributable to Trinity Industries, Inc.	$31.9	$(2.1)	$3.4	$33.2

Diluted weighted average shares outstanding	84.5			84.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.38			$0.39

	Year Ended December 31, 2024
	GAAP	Gains on dispositions of property – other (1)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$491.5	$(2.7)	$4.3	$—	$493.1

Income from continuing operations before income taxes	$221.8	$(2.7)	$4.3	$(1.2)	$222.2

Provision (benefit) for income taxes	$50.4	$(0.6)	$0.9	$(0.3)	$50.4

Income from continuing operations	$171.4	$(2.1)	$3.4	$(0.9)	$171.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$152.7	$(2.1)	$3.4	$(0.9)	$153.1

Diluted weighted average shares outstanding	84.2				84.2

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.81				$1.82

	Three Months Ended December 31, 2023
	GAAP	Selling, engineering, and administrative expenses (3)	Gains on dispositions of property – other (4)	Interest expense, net (2)	Adjusted
Operating profit	$148.7	$2.0	$(1.4)	$—	$149.3

Income from continuing operations before income taxes	$80.5	$2.0	$(1.4)	$(0.4)	$80.7

Provision (benefit) for income taxes	$7.1	$0.5	$(0.4)	$(0.1)	$7.1

Income from continuing operations	$73.4	$1.5	$(1.0)	$(0.3)	$73.6

Net income from continuing operations attributable to Trinity Industries, Inc.	$68.1	$1.5	$(1.0)	$(0.3)	$68.3

Diluted weighted average shares outstanding	83.5				83.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.81				$0.82

	Year Ended December 31, 2023
	GAAP	Selling, engineering, and administrative expenses (3)	Gains on dispositions of property – other (4)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$417.0	$4.0	$(6.3)	$(2.2)	$—	$412.5

Income from continuing operations before income taxes	$149.0	$4.0	$(6.3)	$(2.2)	$(1.5)	$143.0

Provision (benefit) for income taxes	$9.0	$1.0	$(1.6)	$(0.6)	$(0.4)	$7.4

Income from continuing operations	$140.0	$3.0	$(4.7)	$(1.6)	$(1.1)	$135.6

Net income from continuing operations attributable to Trinity Industries, Inc.	$119.4	$3.0	$(4.7)	$(1.6)	$(1.1)	$115.0

Diluted weighted average shares outstanding	83.4					83.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.43					$1.38
(1) Represents insurance recoveries in excess of net book value for assets damaged by a fire at the Company’s facility in Cartersville, Georgia in the first quarter of 2024.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(4) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.

Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest, and certain other adjustments (net of income taxes), described in the footnotes to the table below, which include certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest expense, net; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	December 31, 2024	December 31, 2023	December 31, 2022
	($ in millions)
Numerator:
Income from continuing operations	$171.4	$140.0
Net income attributable to noncontrolling interest	(18.7)	(20.6)
Net income from continuing operations attributable to Trinity Industries, Inc.	152.7	119.4
Adjustments (net of income taxes):
Selling, engineering, and administrative expenses (1)	—	3.0
Gains on dispositions of property – other (2)	(2.1)	(4.7)
Restructuring activities, net	3.4	(1.6)
Interest expense, net (3)	(0.9)	(1.1)
Adjusted Net Income	$153.1	$115.0

Denominator:
Total stockholders' equity	$1,307.2	$1,275.5	$1,269.6
Noncontrolling interest	(248.3)	(238.4)	(257.2)
Trinity stockholders' equity	$1,058.9	$1,037.1	$1,012.4

Average total stockholders' equity	$1,291.4	$1,272.6
Return on Equity (4)	13.3%	11.0%

Average Trinity stockholders' equity	$1,048.0	$1,024.8
Adjusted Return on Equity (5)	14.6%	11.2%
(1) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(2) Represents insurance recoveries in excess of net book value for assets damaged at the Company’s facility in Cartersville, Georgia in two separate events.
(3) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(4) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(5) Adjusted Return on Equity is calculated as adjusted net income divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Year Ended December 31,
	2024	2023
Net cash provided by operating activities – continuing operations	$588.1	$309.0
Net gains on lease portfolio sales	57.3	82.8
Cash flow from operations with net gains on lease portfolio sales	$645.4	$391.8
EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$37.8	$68.1	$157.1	$126.6
Less: Loss from discontinued operations, net of income taxes	(3.0)	(5.3)	(14.3)	(13.4)
Income from continuing operations	40.8	73.4	171.4	140.0
Interest expense	70.0	71.4	288.5	277.9
Provision (benefit) for income taxes	6.7	7.1	50.4	9.0
Depreciation and amortization expense	73.6	73.3	293.8	293.2
EBITDA	191.1	225.2	804.1	720.1
Selling, engineering, and administrative expenses	—	2.0	—	4.0
Gains on dispositions of property – other	(2.7)	(1.4)	(2.7)	(6.3)
Restructuring activities, net	4.3	—	4.3	(2.2)
Interest income	—	(0.4)	(1.2)	(1.5)
Adjusted EBITDA	$192.7	$225.4	$804.5	$714.1